Exhibit 10.4(b)
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement is entered into as of April 19, 2016, by and between Streamline Health Solutions, Inc., a Delaware corporation with its headquarters in Atlanta, Georgia (the “Company”), and David W. Sides (“Executive”).
RECITALS:
WHEREAS, the Company and Executive entered into that certain Employment Agreement dated September 10, 2014 (as amended through the date hereof, the “Agreement”); and
WHEREAS, Company and Executive mutually agree to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.Paragraph 1 of Exhibit A to the Agreement shall be hereby deleted in its entirety and replaced with the following:

Base Salary. With effect from March 1, 2016, Base Salary will be paid at an annualized rate of $340,000, which will be subject to annual review and adjustment by the Committee or the Board but will not be reduced below $340,000. Such amounts will be payable to Executive in accordance with the normal payroll practices of the Company.

2.This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3.Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Employment Agreement as of the date first set forth above.
“Company”
STREAMLINE HEALTH SOLUTIONS, INC.

/s/ JACK W. KENNEDY JR.

By:	Jack W. Kennedy Jr.

Title:	Senior VP, Administration & Chief Legal Counsel

“Executive”

/s/ DAVID W. SIDES
By:    David W. Sides